As Filed with the U.S. Securities and Exchange Commission on July 11, 2024.

Registration 333-275506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TenX Keane Acquisition*

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

420 Lexington Ave Suite 2446

New York, NY 10170

Telephone: (347) 627-0058

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Taylor Zhang

420 Lexington Ave Suite 2446

New York, NY 10170

Telephone: (347) 627-0058

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Tammara Fort, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891	Lorna A. Knick, Esq. Alexander M. Donaldson, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 (919) 781-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective and the satisfaction or waiver of all other conditions under the Merger Agreement described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

* Prior to the consummation of the merger described herein, TenX Keane Acquisition (“TenX”) intends to effect a deregistration under Section 206 of the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which TenX’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Citius Oncology, Inc.” upon the consummation of the Domestication. As used herein, “New Citius Oncology” refers to TenX after the Domestication, including after such change of name.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 (“Amendment No. 5”) to the Registration Statement on Form S-4 (File No. 333-275506) of TenX Keane Acquisition (the “Registration Statement”) is being filed for the purpose of (a) filing Exhibit 23.2 in Part II of this Amendment No. 5, which was inadvertently filed with Amendment No. 4 to the Registration Statement with the date left blank, and (b) filing a revised Exhibit 5.1 legal opinion. This Amendment No. 5 does not modify any provision of the proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, the proxy statement/prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.

Indemnification of Directors and Officers.

The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Cayman Constitutional Documents provided for indemnification of TenX’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own their own actual fraud or willful default.

TenX had not, but may, purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement, or payment of a judgment in some circumstances and insures TenX against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, TenX has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1†*	Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023, by and among TenX Keane Acquisition, Citius Pharmaceuticals, Inc., Citius Oncology, Inc. and TenX Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus/information statement).
2.2*	Form of Plan of Domestication (incorporated by reference to Exhibit 2.2 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024)
3.1*	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
3.2*	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on January 18, 2024).
3.3*	Form of Certificate of Incorporation of TenX Keane Acquisition to become effective upon Domestication (included as Annex B to the proxy statement/prospectus/information statement).
3.4*	Form of Bylaws of TenX Keane Acquisition to become effective upon Domestication (included as Annex C to the proxy statement/prospectus/information statement).
4.1*	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.2*	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.3*	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
4.4*	Rights Agreement, dated October 13, 2022, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
4.5*	Specimen Common Stock Certificate of Citius Oncology, Inc. (incorporated by reference to Exhibit 4.5 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024)
4.6*	Form of Certificate of Corporate Domestication of Citius Oncology to be filed with the Secretary of the State of Delaware (incorporated by reference to Exhibit 4.6 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024)
5.1	Opinion of The Crone Law Group P.C., as to the legality of securities being registered.
10.1*	Letter Agreement, dated October 13, 2022, by and among the Registrant, its officers and directors, and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.2*	Investment Management Trust Agreement, dated October 13, 2022, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).

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10.3*	Registration Rights Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.3 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.4*	Private Placement Unit Subscription Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.4 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 19, 2022).
10.5*	Securities Subscription Agreement, dated March 24, 2021, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.5 to TenX Keane Acquisition’s Registration Statement on Form S-1 filed with the SEC on May 19, 2021).
10.6*	Amended and Restated Securities Subscription Agreement, dated December 20, 2021, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.10 to TenX Keane Acquisition’s Registration Statement on Form S-1/A filed with the SEC on March 8, 2022).
10.7*	Form of Administrative Services Agreement, dated October 13, 2022, by and between the Registrant and 10XYZ Holdings LP (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the year ended December 31, 2022).
10.8*	Promissory Note, dated April 14, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.8 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
10.9*	Promissory Note, dated July 18, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on July 18, 2023).
10.10*	Promissory Note, dated October 18, 2023, issued by TenX Keane Acquisition to 10XYZ Holdings LP (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on October 18, 2023).
10.11*	Promissory Note, dated January 17, 2024, issued by TenX Keane Acquisition to Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on January 18, 2024).
10.12*	Promissory Note, dated April 26, 2024, issued by TenX Keane Acquisition to Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on April 29, 2024).
10.13*	Promissory Note, dated May 17, 2024, issued by TenX Keane Acquisition to Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on May 21, 2024).
10.14*	Promissory Note, dated June 17, 2024, issued by TenX Keane Acquisition to Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.3 to TenX Keane Acquisition’s Current Report on Form 8-K filed with the SEC on June 18, 2024).
10.15*	Sponsor Support Agreement, dated October 23, 2023, by and among 10XYZ Holdings LP, TenX Keane Acquisition, Citius Pharmaceuticals, Inc. and Citius Oncology, Inc. (included as Annex F to the proxy statement/prospectus contained in this registration statement).
10.16*	Amendment to Sponsor Support Agreement (incorporated by reference to Exhibit 10.13 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on June 17, 2024)
10.17*	Form of Amended and Restated Registration Rights Agreement, by and among Citius Oncology, Inc. (formerly known as TenX Keane Acquisition), Citius Pharmaceuticals, Inc., and the Sponsor Equity Holders (included as Annex D to the proxy statement/prospectus contained in this registration statement).
10.18*	Form of Amended and Restated Shared Services Agreement, by and between Citius Pharmaceuticals, Inc, and Citius Oncology, Inc. (formerly known as TenX Keane Acquisition) (included as Annex E to the proxy statement/prospectus/information statement).
10.19#*	Form of Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan (included as Annex H to the proxy statement/prospectus/information statement).
10.20†*	Asset Purchase Agreement, dated as of September 1, 2021, between Dr. Reddy’s Laboratories S.A. and Citius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.15 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023)
10.21†*	Amended and Restated License, Development and Commercialization Agreement, dated as of February 26, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A. (incorporated by reference to Exhibit 10.16 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023)
10.22†*	Amendment No. 1 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 9, 2018, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A. (incorporated by reference to Exhibit 10.17 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023)
10.23†*	Amendment No. 2 to Amended and Restated License, Development and Commercialization Agreement, dated as of August 31, 2021, between Eisai, Ltd. and Dr. Reddy’s Laboratories S.A. (incorporated by reference to Exhibit 10.18 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023)
10.24*	Contribution Agreement, dated April 1, 2022, by and between Citius Pharmaceuticals, Inc. and Citius Acquisition Corp.
14*	Form of Citius Oncology, Inc. Code of Ethics (incorporated by reference to Exhibit 14 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
19*	Form of Citius Oncology, Inc. Insider Trading Policy (incorporated by reference to Exhibit 19 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
21.1*	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
23.1*	Consent of Marcum LLP (incorporated by reference to Exhibit 23.1 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024)
23.2	Consent of Wolf & Company, P.C.
23.3	Consent of The Crone Law Group P.C. (included as part of Exhibit 5.1).
24*	Power of Attorney (incorporated by reference to Exhibit 24 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.1*	Opinion of Revere Securities LLC (included as Annex G to this proxy statement/prospectus).
99.2*	Consent of Revere Securities LLC (incorporated by reference to Exhibit 99.2 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
99.3*	Form of Citius Oncology, Inc. Audit Committee Charter (incorporated by reference to Exhibit 99.3 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
99.4*	Form of Citius Oncology, Inc. Compensation Committee Charter (incorporated by reference to Exhibit 99.4 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
99.5*	Form of Citius Oncology, Inc. Nomination and Governance Committee Charter (incorporated by reference to Exhibit 99.5 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).
99.6*	Form of Citius Oncology, Inc. Code of Conduct (incorporated by reference to Exhibit 99.6 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024).

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99.7*	Consent of Suren Dutia to be named as a director nominee (incorporated by reference to Exhibit 99.7 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.8*	Consent of Myron Holubiak to be named as a director nominee (incorporated by reference to Exhibit 99.8 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.9*	Consent of Eugene Holuka to be named as a director nominee (incorporated by reference to Exhibit 99.9 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.10*	Consent of Joel Mayersohn to be named as a director nominee (incorporated by reference to Exhibit 99.10 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.11*	Consent of Leonard Mazur to be named as a director nominee (incorporated by reference to Exhibit 99.11 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.12*	Consent of Dennis M, McGrath to be named as a director nominee (incorporated by reference to Exhibit 99.12 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.13*	Consent of Carol Webb to be named as a director nominee (incorporated by reference to Exhibit 99.13 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on November 13, 2023).
99.14*	Consent of Robert Smith to be named as a director nominee (incorporated by reference to Exhibit 99.14 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on May 03, 2024)
99.15*	Form of Proxy Card for TenX Keane Acquisition’s extraordinary general meeting (incorporated by reference to Exhibit 99.15 to TenX Keane Acquisition’s Registration Statement on Form S-4 filed with the SEC on July 11, 2024)
101.INS	XBRL Instance Document.
101. SCH	XBRL Taxonomy Extension Schema Document.
101. CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table.

*Previously filed

†Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

# Indicates management contract or compensatory plan.

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Item 22. Undertakings.

1. TenX Keane Acquisition hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, will be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of TenX Keane Acquisition under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of TenX Keane Acquisition hereby undertakes: pursuant to the foregoing provisions, or otherwise, TenX Keane Acquisition has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by TenX Keane Acquisition of expenses incurred or paid by a director, officer or controlling person of TenX Keane Acquisition in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, TenX Keane Acquisition will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5. TenX Keane Acquisition hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

6. TenX Keane Acquisition hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TenX Keane Acquisition has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York on the 11th day of July, 2024.

TENX KEANE ACQUISITION

By:	/s/ Taylor Zhang	By:	/s/ Xiaofeng Yuan
Name:	Taylor Zhang	Name:	Xiaofeng Yuan
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Xiaofeng Yuan	Chief Executive Officer and Chairman	July 11, 2024
Xiaofeng Yuan	(Principle Executive Officer)

/s/ Taylor Zhang	Chief Financial Officer and Director	July 11, 2024
Taylor Zhang	(Principal Accounting and Financial Officer)

*	Director	July 11, 2024
Cathy Jiang

*	Director	July 11, 2024
Joel Mayersohn

*	Director	July 11, 2024
Brian Hartzband

*By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Attorney-in-Fact
July 11, 2024

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